Exhibit 10.89

CONTENT AGREEMENT

This Content Agreement (this “Agreement”), dated as of April 12, 2006 (the “Agreement Date”), is by and between Worldspan, L.P., a limited partnership organized and existing under the laws of Delaware, USA (“Worldspan”), and United Air Lines, Inc., a corporation organized and existing under the laws of Delaware, USA (“United”).

RECITALS

WHEREAS, Worldspan and United are parties to a Participating Carrier Agreement dated February 1, 1991, (as otherwise amended, supplemented, or replaced from time to time, the “PCA”) pursuant to which Worldspan distributes United’s products and services to travel agencies and other organizations that subscribe with Worldspan for that service (the “Worldspan Agency Base”); and

WHEREAS, in order to enable Worldspan to offer optional products providing enhanced content and functionality to its subscribers and United to reduce its distribution costs, the Parties desire to make available new optional distribution products that Worldspan can offer to its subscribers;

NOW, THEREFORE, in consideration of their respective undertakings hereunder and intending to be legally bound, Worldspan and United hereby agree as follows:

ARTICLE 1

TERM AND DEFINITIONS

1.1           Term.  The term of this Agreement (the “Term”) will commence on the Effective Date and will continue until (i) the fifth anniversary of the Effective Date or such later date to which the Term may be extended by mutual agreement of the Parties, or (ii) any earlier date upon which this Agreement may be terminated in accordance with the provisions hereof.

1.2           Definitions.  For purposes of this Agreement, each of the terms listed in Appendix A will have the meaning set forth therein.  Other terms used in this Agreement are defined in the context in which they are used and will have the respective meanings specified there.

ARTICLE 2

UNITED CONTENT

2.1           United Content Availability in the Territory.  During the Term, and subject to the provisions of this Agreement, United will provide to Worldspan for distribution to applicable Worldspan Agencies in the Territory, at no additional charge to Worldspan or, except as specified in this Agreement, to any Worldspan Agency, timely and complete access to, and the ability to generate Bookings from, each of the following types of United Content:

(a)           “General Content”, which consists of such information, inventory, and functionality relating to the United Group’s schedules, Publicly Available Fares, fare rules, and availability that is used to make reservations or purchase air travel on United

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Flights (but which is not required to include any of the same pertaining to the United Group’s Private Fares, Promotional Fares, Opaque Fares, or Targeted Fares) as United designates for distribution to the Worldspan Agencies then participating in the General Access Product or, in the absence of any such designation, Full Content.

(b)           “Full Content”, which consists of all information, inventory, and functionality relating to the United Group’s schedules, Publicly Available Fares, fare rules, and availability that is used to make reservations or purchase air travel on United Flights (but which is not required to include any of the same pertaining to the United Group’s [**], Promotional Fares, Opaque Fares, or [**]).  Full Content includes all such information, inventory, and functionality [**].

(c)           “Super Content”, which consists of Full Content plus the following:

(1)           United Content.  United will provide all additional United Content, including all of the United Group’s Private Fares, Promotional Fares, and Opaque Fares, but excluding Targeted Fares that United also excludes from the United Content provided to other External Distribution Channels.  United will provide those fares and associated inventory, together with any associated distribution restrictions, to Worldspan, and Worldspan will make the fares available only in accordance with the applicable restrictions as defined by United.  United may extend its low fare guarantee program to any Bookings generated through the Super Access Product.

(2)           [**].  [**].

(3)           [**]. [**]

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[**]. For the avoidance of doubt, the provisions of this subsection 2.1(c)(3) do not apply to (i) benefits paid to employees of United or any company to which United outsources the operation of all, or a substantial part, of United’s internal sales operations, or (ii) any non-revenue travel certificate or similar benefit offered by United to ticketed passengers as a result of service disruptions or similar operational impediments.

(4)           Functional Parity.  United will, in accordance with and subject to the provisions of Section 5.2, provide Worldspan and the Worldspan Agency Base [**].  These functions will include [**].

The Parties will meet on an ongoing basis to review the composition of Super Content and agree upon enhancements thereto that will make Super Content more attractive to the Worldspan Agency Base.  Super Content will be provided to Worldspan only in accordance with the provisions of Section 3.4.

United will make its fares and all other applicable information available to Worldspan through the automated filing services provided by Airline Tariff Publishing Company (ATPCO), Worldspan’s internal Private Fare product (which is an Internet-based system used to input Private Fares and associated rules directly into the Worldspan GDS), or other standard industry procedures upon which United and Worldspan mutually agree.  For the avoidance of doubt, United’s provision of United Content to Worldspan includes the [**] (x) [**], or (ii) [**], or (y) [**].

2.2           United Content Availability Outside the Territory.  [**], United will provide to Worldspan for distribution to applicable Worldspan Agencies outside of the Territory, at no additional charge to Worldspan or to any Worldspan Agency, timely and complete access to, and the ability to generate Bookings from, [**].  However, for purposes of distribution outside of the Territory (i) the United Content provided for distribution is not required to include any fares that due to regulatory

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restrictions can be lawfully sold only though an Internet Channel branded for the sale of transportation on United Flights or the flights of members of an airline alliance of which United is a member, and (ii) any fares that due to regulatory restrictions can be lawfully sold only through Worldspan Agencies that have the requisite legal authority to offer such fares (e.g., a Air Travel Organizers Licensing license), will be made available only to Worldspan Agencies that have such legal authority.  United will make such United Content available to Worldspan and the Worldspan Agencies outside of the Territory at levels and amounts, and on terms and conditions, that are [**], and will provide distribution parity for such United Content in accordance with the provisions of Section 2.3.

2.3           Distribution Parity.  In general and except as otherwise specified in this Agreement, in connection with the distribution of United Content, United [**], as described in subsections (a), (b), and (c) below.  With respect to each particular type of United Content, the Parties agree as follows:

(a)           United will make General Content available to Worldspan and the Worldspan Agencies in the Territory at levels and amounts, and on terms and conditions, that are [**].

(b)           United will make Full Content available to Worldspan and the Worldspan Agencies in the Territory at levels and amounts, and on terms and conditions, that are [**].

(c)           United will make Super Content available to Worldspan and the Worldspan Agencies in the Territory at levels and amounts, and on terms and conditions, that are [**].

The factors with respect to which United will provide distribution parity for each type of United Content in accordance with this Section will include [**]

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[**].

2.4           Compliance.  Worldspan may, at its discretion and expense, engage an independent third-party auditor to verify and compare the United Content, including inventory levels and seat availability, available through other Distribution Channels to that available through the Worldspan GDS to verify United’s compliance with this Article.  United agrees to make relevant information available to the auditor.  If the auditor reasonably concludes that United has failed to comply with its obligations set forth in this Article, then United will immediately correct that failure and, in addition to any other remedies available at law or equity, United will pay to Worldspan the costs of the audit.

ARTICLE 3

WORLDSPAN DISTRIBUTION PRODUCTS

3.1           General Access Product.  Worldspan will continue to offer to the Worldspan Agencies in the Territory a generally available distribution product (the “General Access Product”) that includes the following attributes:

(a)           The Worldspan Agency receives General Content.

(b)           [**].

[**].

3.2           Optional New Distribution Products.  In addition to the General Access Product, Worldspan will offer to the Worldspan Agencies in the Territory two new optional Worldspan Distribution Products, in accordance with and subject to the provisions of Sections 3.3 and 3.4, respectively.  Worldspan will determine when and if it will offer these optional Worldspan Distribution Products to Worldspan Agencies and will provide United with no less than thirty days prior written notice of its intention to offer the optional Worldspan Distribution Products to Worldspan Agencies.  A Worldspan Agency may participate in only one of the Worldspan Distribution Products at any time and may change from one Worldspan Distribution Product to another only as agreed between the Worldspan Agency and Worldspan.  Worldspan will provide United with prompt notification of any change from one Worldspan Distribution Product to another by any applicable Worldspan Agency.

3.3           Subscription Access Product.  Commencing as soon after the Effective Date as Worldspan determines it to be feasible[**], Worldspan will make available to Worldspan Agencies in the Territory a new optional distribution product (the “Subscription Access Product”) that includes the following attributes:

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(a)           The Worldspan Agency receives Full Content.

(b)           [**].

Worldspan acknowledges that United may unilaterally adopt a policy that permits Travel Agencies, corporations, and other organizations access to United Content, through the External Distribution Channel chosen by the Travel Agency, corporation or other organization, that is the same or substantially the same as Full Content, which policy might involve charging a fee to such Travel Agency, corporation or other organization for access to such United Content.  In such event, United agrees that [**].

Worldspan will cooperate with and assist United in connection with its activities relating to the Subscription Access Product, including (i) distributing any content subscription agreement required by United to Worldspan Agencies designated by United, (ii) [**], and (iii) providing United with mutually agreed reports with respect to Worldspan Agencies that participate in the Subscription Access Product.

United will be responsible for collecting any associated fees required by it from the Worldspan Agencies that participate in the Subscription Access Product.

Worldspan agrees that it will not add any such fee to the fares displayed by the Worldspan GDS for any United Flight.

3.4           Super Access Product.  Commencing as soon after the Effective Date as Worldspan determines it to be feasible, [**], Worldspan will make available to Worldspan Agencies in the Territory [**], a new optional distribution product (the “Super Access Product”) that includes the following attributes:

(a)           The Worldspan Agency receives Super Content.

(b)           The Super Access Product, [**].

Worldspan understands that[**].  Notwithstanding the foregoing [**].  United agrees that any Worldspan Agency participating in the Super Access Product will not be charged a fee by United for access to Super Content.

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3.5           TSA Arrangements.  If any Travel Agency has an agreement with United establishing compensation and other terms and conditions associated with any TSA Bookings generated by that Travel Agency, then that Travel Agency will be eligible to participate in any Worldspan Distribution Product as agreed between the Worldspan Agency and Worldspan.

3.6           Implementation Plan.  Within thirty days after the Agreement Date, appropriate representatives of the Parties will begin meeting to establish procedures for implementing the arrangements contemplated by this Agreement.

ARTICLE 4

FEE ARRANGEMENTS

4.1           Booking Fees in the Territory.  The Parties agree that the Booking Fees for Bookings generated in the Territory by Worldspan Agencies during the Term will be as follows:

(a)           The Booking Fees for such Bookings generated by a Worldspan Agency then participating in the Super Access Product will be as provided in Appendix B.

(b)           The Booking Fees for all other Bookings will be as provided in [**].  However, Worldspan [**].

4.2           Pricing Outside the Territory.  During the Outside the Territory Period, Worldspan will [**] for Bookings generated outside of the Territory.  Worldspan shall use commercially reasonable efforts to, within twenty-four months following the Effective Date, [**].

4.3           [**] Booking Fees.  If a [**] occurs, then United shall promptly give Worldspan written notice thereof, including a certification as to the [**], and the following shall apply:

(a)           Worldspan may, at its option, by giving United written notice thereof within thirty days after receiving the notice of the [**].

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(b)           If such written notice of the [**] is given to Worldspan within six months after the Agreement Date and Worldspan elects to [**] payable pursuant to this Agreement, as provided in subsection (a) above, then:

(1)           [**], subject to the provisions of subsection (e) below.

(2)           If the [**], in which event the provisions of subsection (d) below will apply.

(c)           If Worldspan elects to [**] pursuant to this Agreement as provided in subsection (b)(2)(i) above, then United may, at any time within sixty days after Worldspan notifies United of such election, give Worldspan written notice that United wishes to [**].

(d)           If Worldspan elects to [**] this Agreement as provided in subsection (b)(2)(ii) above, then, for each month thereafter, Worldspan will determine the [**].

(e)           If Worldspan [**]

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[**], and the following shall apply:

(1)           Worldspan shall [**], as set forth in subsection (f) below.

(2)           If [**]

[**]

(f)            Whenever pursuant to this Section 4.3, Worldspan [**]

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[**].

4.4           [**].  For the fourth calendar quarter of 2007 and each subsequent calendar quarter thereafter up to and including the third calendar quarter of 2011 and promptly after the end of each such quarter, the Parties shall confirm with each other [**] for such calendar quarter [**].

4.5           [**]. [**].

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ARTICLE 5

GENERAL PROVISIONS

5.1           [**].  In order to maximize United’s opportunities for reducing its distribution costs under this Agreement, the Parties will use commercially reasonable efforts to jointly develop, and periodically update, a specific plan for each Contract Year (the “[**]” for that Contract Year) that will, among other things, identify [**].  The Parties will undertake to develop [**].

5.2           [**].  [**].

5.3           Other Business Opportunities.  At least once during each calendar quarter during the Term, appropriate representatives of United and Worldspan will meet to discuss the United Group’s distribution requirements and objectives and any ways in which Worldspan can assist United with respect to those requirements and objectives.  For requirements that arise after the Agreement Date, if and when United considers obtaining from an external service provider any of its requirements relating to distribution technology or the distribution of products or services provided by the United Group, including cars, hotels, cruises, and tour products, then Worldspan will be given the opportunity to submit a bid for providing those requirements and, if it chooses to bid, its bid will be fairly evaluated by United.

5.4           Improper Use of United Content.  In the event that either Party becomes aware that a Worldspan Agency is improperly using, or failing to use, the United Content provided by Worldspan, then that Party shall promptly bring such fact to the attention of the other Party, and

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the Parties will reasonably cooperate with each other with respect to any efforts taken with respect to such Worldspan Agency in connection with its improper use of, or failure to use, such United Content.

5.5           [**].  [**].

5.6           [**].  [**].

5.7           Worldspan Travel Discount Program.  During the Term, United will establish and maintain a travel discount program pursuant to which Worldspan employees can travel on United Flights for Worldspan business purposes at discounted rates.

5.8           [**].  Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and agree that (i) the provisions of this Agreement will not be applicable with respect to [**], (ii) any [**], and (iii) [**] thereof will be determined in accordance with the provisions of the PCA, rather than this Agreement.

5.9           [**].  [**].

5.10         [**].  Worldspan will not [**].  Worldspan will not [**].

ARTICLE 6

TERMINATION AND DISPUTES

6.1           Termination for Cause.  If either Party defaults in the performance of any of its material obligations (or repeatedly defaults in the performance of any of its other obligations) under this Agreement and, after receipt of a written notice specifying the default in reasonable detail, does not substantially cure the default within fifteen days (or within thirty days, if the default cannot reasonably be cured within a 15-day period and the defaulting Party is diligently pursuing a cure of the default), then the non-defaulting Party may, by giving written notice of termination to the defaulting Party, terminate this Agreement effective as of the termination date specified in the notice of termination.

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6.2           Remedies.  If either Party breaches, or threatens to breach, any of its obligations in Article 2, Article 3, or Article 5, then the other Party may proportionately reduce or suspend the performance of its obligations hereunder and, in addition, may seek injunctive relief to preserve the status quo or prevent irreparable injury pending the resolution of any related Dispute in accordance with Section 6.3.

6.3           Dispute Resolution.  Any dispute, claim or controversy arising out of or relating in any way to this Agreement, or the relationship or rights and obligations of the Parties resulting from this Agreement, including any dispute as to the existence, validity, construction, interpretation, negotiation, performance, non-performance, breach, termination, or enforceability of this Agreement, (a “Dispute”) will be resolved in accordance with the following procedures:

(a)           Upon the request of either Party, the Parties will immediately use all reasonable business efforts to resolve the Dispute at the operational level.

(b)           If the Parties have not been able to resolve the Dispute at the operational level within twenty-four hours after the request described in subsection (a), then, upon the written request of either Party, which request must identify the Dispute in reasonable detail, each Party will designate a senior executive who will negotiate in good faith with the senior executive designated by the other Party in an effort to resolve the Dispute.

(c)           If the senior executives do not resolve the Dispute within fifteen days after the request described in subsection (b), then, upon the written request of either Party, the Dispute will be settled through final, binding and confidential arbitration in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association, including the Expedited Procedures associated with such Rules.  Either Party may apply for emergency interim relief, and any such application shall be governed by the American Arbitration Association’s Optional Rules for Emergency Measures of Protection.  The arbitration tribunal will consist of a single arbitrator agreed upon by the Parties or, in the absence of agreement, appointed in accordance with such Rules.  The venue for the arbitration will be Atlanta, Georgia, and the award of the arbitrator will be final and binding.  Each Party waives any right to appeal the arbitration award, to the extent a right to appeal may be lawfully waived.  Each Party retains the right to seek judicial assistance (i) to compel arbitration; (ii) to obtain interim measures to preserve the status quo or prevent irreparable injury pending arbitration; and (iii) to enforce any decision of the arbitrator, including the final award.

(d)           Notwithstanding the existence of any Dispute or the fact that the dispute resolution procedures set forth in this Section have been or may be invoked, each Party will continue to perform its obligations under this Agreement, unless and until this Agreement is terminated in accordance with the provisions of this Agreement.

ARTICLE 7

MISCELLANEOUS PROVISIONS

7.1           Prior Agreement.  This Agreement is intended to be in addition to the PCA, which will continue in full force and effect during the term of this Agreement.  To the extent that there

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is any inconsistency between the terms and conditions of this Agreement and the terms and conditions of the PCA, the terms and conditions of this Agreement will prevail.  During the term of this Agreement, United will not terminate the PCA, will not terminate any products or services purchased under the PCA as of the Agreement Date, and will remain at the highest level of participation in the Worldspan GDS; provided, however, that, (i) [**], (ii) [**], and (iii) [**].

7.2           Successors and Assigns.  This Agreement will survive any change of control of either Party and will be binding upon, inure to the benefit of, and be enforceable by and against each Party and any successor thereto.  However, neither Party may, without the prior written consent of the other, assign this Agreement or any rights or obligations hereunder to any other entity unless that other entity (i) acquires all or substantially all of the assets of the assigning Party, and (ii) either agrees, or by operation of law is required, to comply with and be bound by the provisions of this Agreement to the same extent as the assigning Party.

7.3           Confidentiality.  Each Party agrees that all proprietary and confidential information of the other, including information relating to the negotiation and the terms and conditions of this Agreement, will be held in strict confidence and protected by the same degree of care as such Party uses to protect the confidentiality of its own information of a similar nature, but no less than a reasonable degree of care, will be used only for purposes of this Agreement, and will not be disclosed to any unauthorized third party by such Party or any of its employees or agents without the prior written consent of the other, except as may be reasonably necessary to perform its obligations under this Agreement or required by legal, accounting, or regulatory requirements.

7.4           Public Communications.  Worldspan and United will jointly prepare one or more press releases regarding the provision of United Content for Worldspan Agencies.  United and Worldspan will issue and publicize any such release in a manner consistent with other press releases and promotional initiatives issued by United and Worldspan.  In addition, United will work with Worldspan in developing and implementing a communications campaign intended to inform Travel Agencies and similar organizations about the Worldspan Distribution Products.  Notwithstanding the provisions of Section 7.3, each Party may make announcements intended for internal distribution within that Party’s organization and any disclosures required by legal, accounting, or regulatory requirements, and may publicly disclose the existence and general provisions, including the term, of this Agreement, including the fact that Worldspan Agencies may obtain access to the United Content described in this Agreement through the Worldspan GDS.

7.5           Severability.  If any court of competent jurisdiction, arbitrator, regulatory body, or other legal authority, as the case may be, determines that any provision of this Agreement violates any applicable statute, law, rule, or regulation, whether now in existence or enacted or adopted at a later date, or is otherwise unlawful, invalid or unenforceable for any reason, it is the intention of the Parties that such authority will have the power to modify such provision to the extent necessary to render the provision enforceable, and such provision as so modified will be

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enforced.  Any such findings of invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect.

7.6           Waiver.  No waiver of any breach of this Agreement by either Party shall constitute a waiver of any subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing.

7.7           Force Majeure.  Neither Party will be deemed in default of this Agreement as a result of any failure to perform its obligations that is caused by an act of God or governmental authority, a strike or labor dispute, fire, war, failure of the other Party or third party suppliers, or for any other cause beyond the reasonable control of that Party.

7.8.          No Agency.  Nothing in this Agreement is intended to or will be construed to create or establish an agency, partnership, or joint venture relationship between the Parties.

7.9           Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.

7.10         Governing Law.  This Agreement shall be governed by, construed and enforced according to the laws of the State of New York, without regard to its principles of conflicts of laws.

7.11         Construction.  The captions used in this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.  As used in this Agreement, the words “hereof” and “hereunder” and other words of similar import refer to this entire Agreement and not any separate portion hereof, unless otherwise specified.  The use in this Agreement of pronouns of the masculine, feminine, or neuter gender shall be deemed to include the other genders, as the context may require.  Any reference in this Agreement to an Article, Section, or Appendix shall be considered a reference to that Article or Section of, or that Appendix to, this Agreement, unless the context indicates otherwise.  As used in this Agreement, the word “including” and its derivatives (such as “include” and “includes”) shall be interpreted as if it were followed by the phrase “without limitation” unless the context indicates otherwise.

7.12         Entire Agreement.  This Agreement, including the Appendices attached hereto, constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter, including the Prior Content Agreement, which shall be terminated effective as of the Effective Date.  Notwithstanding the foregoing, the PCA will continue to be in full force and effect as provided in Section 7.1.

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representative as of the Agreement Date.

United Air Lines, Inc.		Worldspan, L.P.

By:	/s/ Frederic F. Brace	By:	/s/ Jeffrey C. Smith

Title:	Executive Vice President and Chief Financial Officer	Title:	General Counsel, Secretary and Senior Vice President—Human Resources

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APPENDIX A

Definitions

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“Affiliate” means, with respect to an entity, any other entity that owns or controls that entity, is owned or controlled by that entity, or is under common ownership or control with that entity, where “ownership” means owning fifty percent or more of the controlling interest in an entity, and “control” means the ability to direct the management or affairs of an entity.

“Agreement Date” has the meaning specified in the first paragraph of this Agreement.

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“Booking” means an airline passenger segment created by (or secured to) a Worldspan Agency in the itinerary portion of a passenger name record (PNR) for transportation on a United Flight, including those types of segments treated as Bookings as of the Agreement Date.  For example, one passenger on a direct flight will constitute one Booking, one passenger on a two-segment trip with connecting flights will constitute two Bookings, and multiple passengers within the same PNR segment will constitute multiple Bookings.  For any relevant time period, the number of Bookings will be reduced by the number of Cancellations during that time period for all purposes under this Agreement.

“Booking Fee” means, with respect to a Booking, the fee that Worldspan charges United on a per-segment basis for that Booking.

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“Cancellation” means a Booking generated in the Territory that is canceled on behalf of the applicable Worldspan Agency through the Worldspan GDS prior to the date of departure for that Booking.

“Contract Year” means a twelve-month period commencing on the Effective Date or any anniversary thereof during the Term.

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“Direct Connect” means, with respect to any air carrier, a direct connection to the air carrier’s internal reservations system or any other means that allows a Travel Agency, corporation, or other organization to reserve, purchase, or ticket travel on the air carrier’s flights without generating a booking through a GDS operated by Amadeus, Galileo, Sabre, Worldspan, or any successor to any of them.

“Dispute” has the meaning specified in Section 6.3.

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“Distribution Channel” means any Internal Distribution Channel or External Distribution Channel.

“ECI” means the Employment Cost Index for Total Compensation for Civilian Workers (seasonally adjusted), as published by the Bureau of Labor Statistics of the U.S. Department of Labor from time to time or, if that index is discontinued, a mutually agreed equivalent index.

“Effective Date” means September 1, 2006 or such earlier date as may be specified by the mutual agreement of the Parties.

“External Distribution Channel” means any channel for the distribution of United Content that is not an Internal Distribution Channel and the operator of any such channel, [**].

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“Full Content” has the meaning specified in Section 2.1(b).

“GDS” means a global distribution system [**] that provides information about the schedules, fares, or availability of the products and services of travel suppliers or enables the making of reservations or the issuance of tickets for such products and services.

“GDS Fare” means, with respect to any air carrier, any fare, together with associated inventory, distributed by or on behalf of that air carrier through any GDS, but excluding its Private Fares, Promotional Fares, and Opaque Fares.

“General Access Product” has the meaning specified in Section 3.1.

“General Content” has the meaning specified in Section 2.1(a).

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“Inducement” means an amount paid or credited to a Travel Agency, corporation, or other organization by an External Distribution Channel for bookings generated through that External Distribution Channel.

“Internal Distribution Channel” means any channel for the distribution of United Content that is owned, operated, or controlled by United or any of its Affiliates, including (i) United’s reservations or sales personnel, (ii) the internal reservations system used by United, and (iii) any publicly accessible Internet web site owned, operated, or controlled by United or any of its Affiliates.

“Internet Channel” means any Internet web site that markets or sells the products or services of travel suppliers to consumers.

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“Online Travel Agency” or “OTA” means any Travel Agency (or group of Affiliated Travel Agencies who are marketed under the same brand name) whose primary business is operating one or more publicly accessible Internet Channels.  [**]

“Online Worldspan Agency” means any Worldspan Agency that is an Online Travel Agency.

“Opaque Fare” means, with respect to any air carrier, a fare, together with associated inventory, that is offered for sale by or on behalf of that air carrier in such a way that, until after an irrevocable commitment to purchase the particular air services has been made, there is no disclosure of (a) the air carrier identity, and (b) at least one of the following: (i) the exact time of departure, or (ii) the exact time of arrival.

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“Party” means each of United and Worldspan.

“PCA” has the meaning specified in the recitals of this Agreement.

“Prior Content Agreement” means the letter agreement regarding prior content, dated November 12, 2003, between Worldspan and United, as amended by the Amendment to Letter Agreement, dated July 22, 2004, between Worldspan and United.

“Private Fare” means, with respect to any air carrier, a fare, together with associated inventory, specially negotiated between that air carrier and a limited group of travelers (or an organization or travel agency acting on behalf of such limited group), where (a) the air carrier limits sales of the fare to the limited group, and (b) there is a good faith effort to restrict access to the fare to the limited group (through passwords, code words, separate URLs for booking, or other identification criteria).  Private Fares include corporate fares, group and meeting fares, tour/wholesaler/consolidator fares, military fares, government fares, charitable institution fares, negotiated corporate/agency/small business fares, net fares, and charter fares.

“Promotional Fare” means, with respect to any air carrier, an unpublished fare, together with associated inventory, that is limited to a promotional event, period, or geography and that the air carrier (or an entity acting on its behalf) communicates as being so limited.

“Publicly Available Fare” means, with respect to any air carrier, a fare, together with associated inventory, offered for sale by or on behalf of that air carrier to the general public in

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any country or travel market, including the air carrier’s Web Fares and GDS Fares, but excluding its Private Fares, Promotional Fares, and Opaque Fares.

“Sabre” means Sabre, Inc. and its Affiliates.

“Super Access Product” has the meaning specified in Section 3.4.

“Subscription Access Product” has the meaning specified in Section 3.3.

“Super Content” has the meaning specified in Section 2.1(c).

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“Super Content Booking” means a Booking generated in the Territory by a Worldspan Agency that is then a participant in the Super Access Product, [**].

[**] Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

[**]

[**]

[**]

“Targeted Fare” means any fare offered by United (i) to a limited group of travelers where there is a good faith effort to restrict access to the fare to such limited group through passwords, code words, separate URLs for booking, or other identification criteria, and [**].

“Term” has the meaning specified in Section 1.1.

“Territory” means the United States.

“Traditional Travel Agency” means any Travel Agency other than an Online Travel Agency.  Notwithstanding the foregoing, wherever this Agreement or any definition herein refers to a Traditional Travel Agency, or any right or obligation with respect to a Traditional Travel Agency, the reference will encompass that portion of an Online Travel Agency’s operations that are conducted through brick-and-mortar, non-Internet Channels.

“Traditional Worldspan Agency” means any Worldspan Agency that is a Traditional Travel Agency.  For the avoidance of doubt, Traditional Worldspan Agencies include corporations and other organizations using Trip Manager or any successor or comparable product offered by Worldspan.

“Travel Agency” means an individual or entity that books, sells, or fulfills the products or services of travel suppliers through the use of a GDS.

“Trip Manager” means Worldspan’s Internet-based corporate travel booking tool, as it may be modified by Worldspan from time to time, that allows a company’s authorized users to create, modify, and view airline and other travel reservations made through the Worldspan GDS.

“TSA Booking” means any booking for transportation on a United Flight with respect to which, as of the Agreement Date, United is not required to pay a booking fee to any GDS provider, such as those bookings generated by Hotwire for Opaque Fares.

“United” has the meaning specified in the first paragraph of this Agreement.

[**] Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

“United Content” means any information, including information concerning schedules, fares, rules, and availability, that is used in connection with making reservations for, or purchasing, any products or services provided by the United Group, including United Flights, cars, hotels, cruises, and tour products.

“United Flight” means any flight that is marketed or operated by, and using the air carrier designator code of, United or any of its Affiliates.

“United Group” means United and its Affiliates.

“Web Fare” means, with respect to any air carrier, any type of fare, together with associated inventory, that is made generally available to the public by that air carrier through one or more Internet Channels.  However, an air carrier’s Web Fares do not include its Private Fares, Promotional Fares, or Opaque Fares.

“Worldspan” has the meaning specified in the first paragraph of this Agreement.

“Worldspan Agency” means, as of any time, a Travel Agency, corporation, government agency, or other organization that at that time has contracted with Worldspan to use the Worldspan GDS to shop for, price, book, sell, or fulfill the products or services of travel suppliers or to enable end users to shop for, reserve, book, and pay for the products and services of travel suppliers.  For the avoidance of doubt, “Worldspan Agency” includes both Traditional Worldspan Agencies and Online Worldspan Agencies.

“Worldspan Agency Base” has the meaning specified in the recitals of this Agreement.

[**]

[**]

“Worldspan Distribution Product” means each of the General Access Product, the Subscription Access Product, and the Super Access Product.

“Worldspan GDS” means the GDS operated by Worldspan, including Trip Manager.

[**]

[**]

[**] Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

APPENDIX B

Financial Provisions

1.             [**] Worldspan Agencies.  Except for any [**] for which the Booking Fees are determined pursuant to the provisions of Section 3 of this Appendix B, the Booking Fees payable to Worldspan by United for [**]generated by [**] Worldspan Agencies will be [**]:

[**].

2.             [**] Worldspan Agencies.  Except for any [**] for which the Booking Fees are determined pursuant to the provisions of Section 3 of this Appendix B, the Booking Fee payable to Worldspan by United for each Super Content Booking generated by [**] Worldspan Agency will be the applicable Booking Fee set forth in the following table, which is based upon the [**]for that [**] Worldspan Agency, as set forth in the following table:

[**] Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

[**]

With respect to any [**].

3.             [**] Bookings.  Notwithstanding the provisions of Sections 1 and 2 of this Appendix B, the Booking Fees payable to Worldspan by United for [**] for any [**] will be [**]

[**].

4.             [**].  [**].

[**] Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

5.             Time of Payment.  Any amounts to which either Party is entitled pursuant to this Appendix B will be payable in accordance with the payment procedures that the Parties use for amounts payable under the PCA.

6.             Annual [**].  [**].

7.             Cancellation Fee.  [**].

[**] Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.